Exhibit 10.3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

May 9, 2017

Re:        License Agreement

Ladies and Gentlemen,

Reference is hereby made to that certain License Agreement (the “License Agreement”), dated as of May 9, 2017 (the “Effective Date”), by and between “” (Innovative Cellular Therapeutics CO., LTD.), a corporation organized and existing under the laws of China (“ICT”), and Vericel Corporation, a corporation organized and existing under the laws of the State of Michigan (“Vericel”). Capitalized terms used but not defined herein shall have the meanings given them in the License Agreement.

Pursuant to the License Agreement, Vericel is granting an exclusive license under certain intellectual property rights to develop, manufacture and commercialize certain products on the terms and subject to the conditions set forth in the License Agreement. Within sixty (60) days after the Effective Date, pursuant to the License Agreement, ICT agreed to pay Vericel the Upfront Payment. As consideration for an amount included in the Upfront Payment equal to (a) $5,000,000.00 minus (b) the Withholding Income Taxes (such amount, the “Warrant Purchase Price”), Vericel hereby agrees to issue to ICT, effective as of and contingent upon Vericel’s receipt of the Upfront Payment, a warrant (the “Common Stock Warrant”) in substantially the form attached hereto as Exhibit A, exercisable for the number of shares of Vericel’s Common Stock equal to (x) the Warrant Purchase Price divided by (y) the closing price of a share of Vericel’s Common Stock on the Nasdaq Stock Market on the date hereof, rounded down to the nearest whole number. Delivery of an electronic copy of the Common Stock Warrant shall be made as of the date the Upfront Payment is received by Vericel and the original Common Stock Warrant shall be delivered to ICT promptly following such date.

If ICT fails to pay the Upfront Payment to Vericel pursuant to the terms of the License Agreement by August 7, 2017, Vericel’s obligation to issue the Common Stock Warrant to ICT pursuant to the terms hereof shall terminate in its entirety and shall be of no further force or effect.

With respect to any conflict or inconsistency between any provision of this letter and the License Agreement, the provisions of the License Agreement shall control.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this letter agreement to the substantive law of another jurisdiction.

This letter agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic copies or facsimiles of signatures shall be deemed originals.

* * * * *

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sincerely,

VERICEL CORPORATION

BY:	/s/ Dominick C. Colangelo
NAME:	Dominick C. Colangelo
TITLE:	President & CEO

Acknowledged and Agreed:

Innovative Cellular Therapeuties Co., Ltd.

BY:	/s/ JianZhong Wei
NAME:	JianZhong Wei
TITLE:	CEO

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Form of Warrant

Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 8.3 AND 8.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:  Vericel Corporation, a Michigan corporation
Number of Shares:  [                       ]
Type/Series of Stock:  Common Stock, no fat value per share
Warrant Price:  $0.01 per Share, subject to adjustment
Issue Date:          , 2017

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Innovative Cellular Therapeutics CO., LTD. (the “Investor,” and together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase up to such number above-stated of fully paid and non-assessable shares of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, on or before [insert date three months from the issue date] (the “Expiration Date”), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant (such purchased shares, the “Purchased Shares”).

SECTION 1. EXERCISE.

1.1                               Method of Exercise.  Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2                               Cashless Exercise.  On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised.  Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X =                             Y(A-B)/A

where:

X =                             the number of Shares to be issued to the Holder;

Y =                             the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A =                             the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =                             the Warrant Price.

1.3                               Fair Market Value.  If shares of the Class are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of the Class reported for the business day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If shares of the Class are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4                               Delivery of Certificate and New Warrant.  Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5                               Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6                               Treatment of Warrant Upon Acquisition of Company.

(a)                                 Acquisition.  For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving:  (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b)                                 Treatment of Warrant at Acquisition.  In the event of an Acquisition, the Company shall notify the Holder in writing at least ten (10) days prior to the closing of the Acquisition and will afford the Holder an opportunity, subject to the terms and conditions of this Warrant, to exercise this Warrant prior to the Acquisition.  In the event of an Acquisition in which the Holder has been given notice under this Section 1.6 and the Holder has not elected to exercise the Warrant, then this Warrant will expire immediately prior to the consummation of such Acquisition.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1                               Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred.  If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2                               Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3                               No Fractional Share.  No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4                               Notice/Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based.  The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1                               Representations and Warranties.  The Company represents and warrants to, and agrees with, the Holder that all Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2                               Notice of Certain Events.  If the Company proposes at any time to:

(a)                                 declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)                                 effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(c)                                  to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder notice thereof at the same time and in the same manner as the Company notifies the holders of the outstanding shares of the Class.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1                               Purchase for Own Account.  This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2                               Disclosure of Information.  Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3                               Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4                               Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5                               The Act.  Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.6                               No Voting Rights.  Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. STANDSTILL.

5.1                               Standstill.  During the Standstill Term, neither the Investor nor the Holder nor any of its Affiliates (collectively, the “Standstill Parties”) shall (and the Holder shall cause its Affiliates not to), except as expressly approved or invited in writing by the Company:

(a)                                 directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, if after giving effect to such acquisition, the Standstill Parties would beneficially own more than the Standstill Limit; provided, however, that notwithstanding the provisions of this Section 5.1(a), if the number of shares constituting Shares of Then Outstanding Common Stock is reduced or if the aggregate ownership of the Standstill Parties is increased as a result of a repurchase by the Company of Shares of Then Outstanding Common Stock, stock split, stock dividend or a recapitalization of the Company, the Standstill Parties shall not be required to dispose of any of their holdings of Shares of Then Outstanding Common Stock even though such action resulted in the Standstill Parties’ beneficial ownership totaling more than the Standstill Limit;

(b)                                 directly or indirectly, (i) seek to have called any meeting of the stockholders of the Company, (ii) propose or nominate for election to the Company’s Board of Directors any person whose nomination has not been approved by a majority of the Company’s Board of Directors or (iii) unless a person referred to in the foregoing clause (ii) is nominated by a third party in connection with such party’s publicly announced and not withdrawn Acquisition Proposal, fail to cause to be voted in accordance with the recommendation of the Company’s Board of Directors with respect to such person for election to the Company’s Board of Directors any Shares of Then Outstanding Common Stock;

(c)                                  directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person or group (an “Offeror”) the consummation of which would result in a Change of Control of the Company (an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer, Holder shall not be prohibited from taking any of the actions otherwise prohibited by this Section 5.1(c) for so long as the Company maintains and does not withdraw such recommendation;

(d)                                 directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Company’s Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock of the Company;

(e)                                  deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f)                                   propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(g)                                  act in concert with any Third Party to take any action in clauses (a) through (f) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act;

(h)                                 enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (g) above; or

(i)                                     request or propose to the Company’s Board of Directors, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 5.1 (including this clause (i));

provided, however, that (A) nothing contained in this Section 5.1 shall prohibit the Holder from making confidential, non-public proposals to, or entering into confidential, non-public discussions, negotiations, arrangements or agreements with, the Company and with third parties with the express authorization of the Company, which the Holder or any Affiliate may request in a confidential, non-public manner, regarding a transaction or matter of the type described in the foregoing clauses (a) and (f), and (B) nothing in the foregoing clause (b) shall prohibit the Holder from proposing to the Company’s Governance and Nominating Committee (and not pursuant to the advance notice provisions set forth in the Company’s bylaws), in a confidential, non-public manner, potential director candidates for consideration by the Company’s Governance and Nominating Committee, which candidates the Holder believes would be in the best interest of the Company and its stockholders.

5.2                               Company Agreements.

(a)                                 During the Standstill Term, the Company shall not take any action or omit to take any action that would prevent or impede the Holder or its Affiliates from acquiring beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents to the extent that, after giving effect to such acquisition, the Standstill Parties would beneficially own less than the Standstill Limit, including by adopting a shareholder rights plan applicable to the Standstill Parties that contains a threshold below the Standstill Limit if such shareholder rights plan does not otherwise permit the Holder to beneficially own up to the Standstill Limit, provided, however, that nothing contained in this Section 5.2 or elsewhere in this Warrant shall affect the Company’s ability to (i) take and disclose a position in accordance with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation MA promulgated under the Exchange Act or (ii) make any disclosure to the Company’s stockholders, in each case if, in the good faith judgment of the Company’s Board of Directors, the failure to take such position and/or make such disclosure would be inconsistent with the directors’ fiduciary duties under applicable law or any disclosure requirements under applicable law.  During the Standstill Term, Holder shall, and shall cause its Affiliates to, not take any action or omit to take any action that would prevent or impede the Company or its Affiliates from maintaining and enforcing the provisions of the Shareholder Rights Agreement, dated August 11, 2011, by and between the Company and Continental Stock Transfer & Trust Company, as amended and in effect on the date hereof (the “Rights Plan”), including without limitation, by voting (or, if applicable, by executing a written consent with respect to) all of its and their Shares of Then Outstanding Common Stock in favor of any renewal of such shareholder rights plan or adoption of a replacement shareholder rights plan in each case that is materially consistent with the Rights

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Plan should the Company submit such renewal or adoption to the stockholders of the Company for their approval.

(b)                                 Following expiration of the Standstill Term, the Company shall not take any action or omit to take any action that would force the Holder to dispose of any of its holdings of Shares of Then Outstanding Common Stock.

(c)                                  Upon the expiration of the Standstill Term (the “Potential Standstill Term Expiration Date”), in the event that the Standstill Parties beneficially own, in the aggregate, at least fifteen percent (15%) of the Shares of Then Outstanding Common Stock, the Holder may deliver to the Company not later than five (5) business days following a Potential Standstill Term Expiration Date a written notice electing to reinstate the provisions of Section 5 and continue the Standstill Term as provided in this Section 5.2(c) (the “Election Notice Date”).  If such election is made, the provisions of Section 5 shall be reinstated and the provisions of such sections, including the Standstill Term, shall be deemed to have remained in effect at all times without interruption or tolling notwithstanding the occurrence of a Potential Standstill Term Expiration Date; provided, however, that the “Standstill Limit” shall instead be the percentage of Shares of Then Outstanding Common Stock beneficially owned, in the aggregate, by the Standstill Parties as of the Potential Standstill Term Expiration Date.  Following the Election Notice Date, the “Standstill Term” shall terminate on the date on which the Standstill Parties beneficially own, in the aggregate, less than fifteen percent (15%) of the Shares of Then Outstanding Common Stock.

SECTION 6. LOCK-UP.

6.1                               Lock-up.  From and after the date of this Warrant and until the earlier of [•] or six months after the date on which this Warrant has been fully exercised (the “Lock-Up Term”), without the prior approval of the Company, the Holder shall not and it shall cause its Affiliates not to, dispose of (x) any of the Purchased Shares or any shares of Common Stock beneficially owned by any Standstill Party as of the date of this Warrant, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any wan-ant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence; provided, however, that the foregoing shall not prohibit the Holder from (A) transferring any of the foregoing to a Permitted Transferee and (B) Disposing of any of the foregoing in order to reduce the beneficial ownership of the Standstill Parties to 19.9% or other level, as advised in good faith and in writing by Holder’s certified public accountants, that would not require the Holder to include in its financial statements its portion of the Company’s financial results, of the Shares of Then Outstanding Common Stock, provided that any Disposition referred to in this clause (B) shall be subject to the restrictions and requirements set forth in Section 6.2; provided, further, that from and after the date of this Warrant and until [*], 2020, without the prior approval of the Company, the Holder shall not, and shall cause its Affiliates not to, Dispose of more than twenty-five percent (25%) of the foregoing in any one calendar quarter, provided that any Disposition referred to in this clause shall be subject to the restrictions and requirements set forth in Section 6.2.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2                               Limitations Following Lock-Up Term.  Except for any transfer of Purchased Shares by the Holder to a Permitted Transferee, the Holder shall not, and it shall cause its Affiliates not to, Dispose of any Purchased Shares at any time after the expiration of the Lock-Up Term except (i) pursuant to a registered underwritten public offering, (ii) in a manner consistent with the volume limitations set forth in Rule 144 under the Securities Act (whether or not such limitations would by their terms apply to such sales), (iii) pursuant to privately negotiated sales in transactions exempt from the registration requirements under the Securities Act to mutual funds or pension funds, each of which will not be required, based on its ownership of Shares of Then Outstanding Common Stock immediately following the contemplated transaction, to file a Schedule 13D with respect to its ownership of the Shares of Then Outstanding Common Stock disclosing in response to Item 4 of such filing any plans or proposals described in clauses (a) through (j) of such Item (the “Funds”), or to which the Company has no reasonable objection with respect to (x) the nature of the transferee or (y) the ability of the transferee to subsequently sell such Shares of Then Outstanding Common Stock and/or Common Stock Equivalents into the market without having a material and adverse impact on the market price of the Company’s Common Stock; provided that, in the case of this clause (iii), other than with respect to the Funds, any transferee that acquires more than five percent (5%) of the Shares of Then Outstanding Common Stock shall agree to be bound by the transfer limitations set forth in this Section 6.2 and the standstill limitations set forth in Section 5.1, or (iv) in any transaction approved by the Company.

6.3                               Certain Tender Offers.  Notwithstanding any other provision of this Section 6, this Section 6 shall not prohibit or restrict any Disposition of Purchased Shares by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer), unless Holder is then in breach of its obligations pursuant to Section 6.1 with respect to the tender offer or (b) an issuer tender offer by the Company.

6.4                               Offering Lock-Up.  If the Holders together beneficially own at least five percent (5%) of the Shares of Then Outstanding Common Stock, the Holders shall, if requested by the Company and an underwriter of Common Stock of the Company, agree not to Dispose of any Purchased Shares for a specified period of time, such period of time not to exceed ninety (90) days.  Such agreement shall be in writing in a form satisfactory to the Company, the underwriter(s) in such offering and shall contain customary exceptions to the restrictions set forth therein.  The Company may impose stop transfer instructions with respect to the Purchased Shares to the extent consistent with any such agreement until the end of the specified period of time.  The foregoing provisions of this Section 6.4 shall apply to the Holders only if the Company’s directors, officers and any holders of an equal or greater number of Shares of Then Outstanding Common Stock that are party to a collaboration, license or similar agreement with the Company are subject to similar lock-up restrictions.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

SECTION 7. DEFINED TERMS

7.1                               Definitions.  As used in this Warrant, the following terms shall have the following meanings:

(a)                                 “Change of Control” shall mean, with respect to the Company, any of the following events:  (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all Shares of Then Outstanding Common Stock; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation which would result in a majority of the board of directors of the combined entity being comprised of members of the board of directors of the pre-transaction Company and the chief executive officer of the combined entity being the chief executive officer of the pre-transaction Company, in each case immediately following the consummation of such merger or consolidation, or (C) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Shares of Then Outstanding Common Stock or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company.

(b)                                 “Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

(c)                                  “Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(d)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(e)                                  “Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate.

(f)                                   “Person” shall mean any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g)                                  “SEC” shall mean the United States Securities and Exchange Commission.

(h)                                 “Shares of Then Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(i)                                     “Standstill Limit” shall mean fifteen percent (15%) of the Shares of Then Outstanding Common Stock.

(j)                                    “Standstill Term” shall mean the period from and after the date of this Warrant and until [•], 2020.

(k)                                 “Third Party” shall mean any Person other than the Investor, the Company or any of their respective Affiliates.

SECTION 8. MISCELLANEOUS.

8.1

(a)                                 Term.  Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern time, on the Expiration Date and the right to exercise the Warrant shall be void thereafter; provided that, notwithstanding the foregoing, all agreements, covenants, representations and warranties contained in Sections 5, 6, 7 and 8 of this Warrant shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(b)                                 Automatic Cashless Exercise upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to Holder.

8.2                               Legends.   Each certificate evidencing Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER DATED          , 2017, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO TFIE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3                               Compliance with Securities Laws on Transfer.  This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to Permitted Transferee, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

8.4                               Transfer Procedure.  Subject to the provisions of Sections 8.3 and 6.3, the Holder may not, without the Company’s prior written consent, transfer all or any part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee except to a Permitted Transferee, provided, further, that in connection with any such transfer, the Holder will give the Company notice of the portion of the Warrant and/or Shares being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Wan-ant.  Notwithstanding any contrary provision herein, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

8.5                               Termination of Standstill Agreement.  Section 5, other than Sections 5.2(b) and (c), shall terminate and have no further force or effect, upon the earliest to occur of:

(a)                                 provided that none of the Standstill Parties has violated Section 5.1(c), (d) or (f) with respect to the Offeror referred to in this clause (a), the public announcement by the Company or any Offeror of any definitive agreement between the Company and such Offeror and/or any of its Affiliates providing for a Change of Control of the Company;

(b)                                 the expiration of the Standstill Term (subject to revival as set forth in the definition of such term);

(c)                                  the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d)                                 a liquidation or dissolution of the Company;

provided, however, that if Section 5 terminates due to clause (a) above and such agreement is abandoned and no other similar transaction has been announced and not abandoned or terminated within ninety (90) days thereafter, the restrictions contained in Section 5 shall again be applicable until otherwise terminated pursuant to this Section 8.5.

8.6                               Termination of Lock-Up.  Section 6 shall terminate and have no further force or effect upon the earliest to occur of:

(a)                                 the consummation by an Offeror of a Change of Control of the Company;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)                                 a liquidation or dissolution of the Company;

(c)                                  the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d)                                 the expiration or termination of the Standstill Term.

8.7                               Effect of Termination.  No termination pursuant to any of Sections 8.5 or 8.6 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Warrant, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

8.8                               Notices.  All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iii) on the first business day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 8.8.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Innovative Cellular Therapeutics CO., LTD.
Shanghai Zhangjiang Hi-Tech Park
998 Halei Road
Building 4, Room 201
Shanghai, China 201203
Attention:  Jimmy Wei, Chief Executive Officer
Telephone:  011-021-589-50719
Facsimile:  011-021-589-50719
Email address:  weijianzhong@sidansai.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Vericel Corporation
Attn:  Chief Financial Officer
64 Sidney Street
Cambridge, MA 02139
Telephone:  (617)588-5555
Facsimile:  (617)588-5554
Email:  [***]

With a copy (which shall not constitute notice) to:

Vericel Corporation
Attn:  General Counsel
64 Sidney Street
Cambridge, MA 02139

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Telephone:  (617) 588-5555
Facsimile:  (617) 588-5554

8.9                               Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

8.10                        Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

8.11                        Counterparts; Facsimile/Electronic Signatures.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

8.12                        Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

8.13                        Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

[Remainder of page left blank intentionally]
[Signature page follows]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

VERICEL CORPORATION

By:

Name:
(Print)

Title:

“HOLDER”

INNOVATIVE CELLULAR
THERAPEUTICS CO., LTD.

By:

Name:
(Print)

Title:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 1

NOTICE OF EXERCISE

1.                                      The undersigned Holder hereby exercises its right to purchase                             shares of the Common Stock of Vericel Corporation (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[   ]                                                                               check in the amount of $                payable to order of the Company enclosed herewith

[   ]                                                                               Wire transfer of immediately available funds to the Company’s account

[   ]                                                                               Cashless Exercise pursuant to Section 1.2 of the Warrant

[   ]                                                                               Other [Describe]

2.                                      Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.                                      By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):